UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2005

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2005, Encore Credit Corp., a direct wholly owned subsidiary of the registrant ("Encore"), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant ("Bravo"), ConquistAmerica, Inc., a majority-owned subsidiary of the registrant, and the registrant entered into a $500 million Master Repurchase Agreement with Bear Stearns Mortgage Capital Corporation (the "Bear Master Repurchase Agreement"). The Bear Master Repurchase Agreement expires on November 27, 2006. The Master Repurchase Agreement is filed as Exhibit 10.1.

On November 29, 2005, Encore, Bravo, and the registrant entered into Amendment No. 6 to the Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC ("CSFB Amendment No. 6"). The purpose of CSFB Amendment No. 6 was to extend the Increased Aggregate Purchase Price of $950 million from November 29, 2005 through but not including January 13, 2006, the Temporary Increase Period. CSFB Amendment No. 6 is filed as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Master Repurchase Agreement, dated as of November 28, 2005, by and among ECC Capital Corporation, Encore Credit Corp., Bravo Credit Corporation and ConquistAmerica, Inc.

10.2 Amendment No. 6 to Master Repurchase Agreement, dated as of November 29, 2005, by and between Credit Suisse First Boston Mortgage Capital LLC, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

December 2, 2005	By:	/s/ Shahid S. Asghar

Name: Shahid S. Asghar
Title: President & Co-Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of November 28, 2005, by and among ECC Capital Corporation, Encore Credit Corp., Bravo Credit Corporation and ConquistAmerica, Inc.
10.2	Amendment No. 6 to Master Repurchase Agreement, dated as of November 29, 2005, by and between Credit Suisse First Boston Mortgage Capital LLC, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.